Exhibit 99.1
Metalico, Inc.

FOR IMMEDIATE RELEASE
METALICO REPORTS
RECORD 2010 EBITDA, VOLUMES

CRANFORD, NJ, March 10, 2011 – Metalico, Inc. (NYSE Amex: MEA) today announced results for the year and quarter ended December 31, 2010 including EBITDA of $53 million, a Company record for a single year, on all-time high volumes of ferrous and non-ferrous scrap.

2010 HIGHLIGHTS

Determined in accordance with GAAP where applicable and without non-GAAP adjustment:

•	Revenues of $553 million, up 90% from 2009 revenues of $292 million.

•	Operating income increased 166% to $36.5 million.

•	Record EBITDA (defined below) of $53 million, nearly double compared to $29 million in 2009.

•	Net income of $13.5 million, compared to a loss of $3.4 million in 2009.

•	Fully diluted earnings per share of $0.29 versus loss per share of $0.08 the year before.

•	Record shipments of ferrous gross tons of 450,800.

•	Record non-ferrous shipments of 141.2 million pounds.

Adjusted net income and diluted earnings per share were $2.8 million and $0.06 for the fourth quarter. Adjusted net income for calendar 2010 was $15.7 million and $0.34 diluted earnings per share. Volumes of ferrous and non-ferrous scrap sold in 2010 also reached record levels, surpassing the highs of 2008.

Without adjustment, the Company’s reported net income for the quarter ended December 31, 2010 was $1 million or $0.02 per diluted share, and for the year $13.5 million net income and $0.29 per diluted share.

The following table reconciles the Company’s adjusted net income to net income as reported in accordance with GAAP:

		Diluted Earnings		Diluted Earnings
	Quarter Ended	Per Share	Year Ended	Per Share

($ in thousands, except per share data)	December 31, 2010		December 31, 2010

Net income as reported	$1,037	$0.02	$13,462	$0.29
Non-operating adjustments:
Financial instruments fair value adjustments	1,718	0.04	496	0.01
Non cash charge for debt refinance net of tax	—	—	1,767	0.04
Net income as adjusted	$2,775	$0.06	$15,725	$0.34

Sales of $553.3 million in 2010 increased by $261.5 million or 90% from the prior year. Operating income for 2010 surged by 166% to $36.5 million compared to $13.7 million for 2009.

The Company’s scrap segment generated $41.5 million in operating income and its lead fabricating segment contributed operating income of $1.3 million, both excluding corporate overhead. In 2009, scrap generated operating income of $18.5 million and the lead fabricating segment contributed $3.6 million, also excluding corporate overhead.

Year over Year Units Sold

	2010	2009	Amount of Change	2010	Change
Ferrous (gross tons)	450,800	306,600	144,200	47%
Non-Ferrous (pounds)	141,188,000	94,560,000	46,628,000	49%
PGM (troy ounces)	145,600	86,500	59,100	68%
Lead (pounds)	45,886,000	58,341,000	(12,455,000)	-21%

Fourth Quarter Results Summary

Fourth Quarter reported results (exclusive of non-GAAP adjustment) include the following highlights, compared to the same quarter in the prior year:

•	Sales increased by 63% to $137.6 million from $84.6 million.

•	Operating income more than doubled to $6.6 million, compared to $3 million.

•	Net income was $1 million compared to a net loss of $6 million.

•	EBITDA was $10.9 million, versus $6.3 million.

•	Earnings per share of $0.02, compared to a loss of $0.13 per share.

Carlos E. Agüero, Metalico’s President and Chief Executive Officer, said “2010 was a great year for Metalico and based on what we see so far I am very optimistic that 2011 has the potential to be even better. We are very focused on driving operational margin improvements and executing on internal growth plans with the guidance and leadership of our expanding senior management team. I have never been more excited about the future growth prospects of our Company than I am today.”

Volume and Price Comparisons

Excluding acquisitions, year-over-year fourth quarter sales rose by $45.9 million. The increase was due to higher selling volumes, amounting to $10.9 million, and higher average metal selling prices, accounting for $35 million. Acquisitions added $7.1 million to sales for the quarter.

For the full year comparison, sales excluding acquisitions increased by $222 million, owing to $68.6 million in higher selling volumes and $153.4 million in higher average metal selling prices. Acquisitions added $39.5 million to 2010 sales.

Sequentially, quarterly volumes shipped decreased seasonally, except for an increase in PGM (Platinum Group Metals) units.

Quarterly Unit Sales

			Sequential		Annual
	Q4 2010	Q3 2010	Change	Q4	2009	Change
Ferrous (gross tons)	100,800	119,700	-16%	60,400	67%
Non-Ferrous (pounds)	32,437,000	36,636,000	-11%	26,247,000	24%
PGM (troy ounces)	37,700	31,441	20%	36,214	4%
Lead (pounds)	10,765,000	12,524000	-14%	9,040,000	19%

Average selling prices increased for all other metals sequentially and year-over-year.

Quarterly Unit Selling Prices

			Sequential
			2010		Annual
	Q4 2010	Q3 2010	Change	Q4 2009	Change

Ferrous (gross ton)	$376	$363	4%	$292	29%
Non-Ferrous (pound)	$1.21	$1.20	1%	$0.92	32%
PGM (troy ounce)	$1,117	$986	13%	$801	39%
Lead (pound)	$1.51	$1.33	14%	$1.39	9%

Debt and Shareholders’ Equity

Metalico’s outstanding debt increased $9.2 million to $126 million as of December 31, 2010 from $116.8 million at December, 31, 2009, while shareholders’ equity increased 11% or $17 million to $167.3 million, from $150.3 million.

As of December 31, 2010, Metalico had 46,559,878 common shares issued and outstanding.

OUTLOOK

Metalico finished 2010 with one of the best fourth quarters in its history. The Company continues to see improving macroeconomic conditions, strong commodity prices and exceptional organic growth opportunities in many of Metalico’s markets.

The Company said it anticipates that first-quarter 2011 revenues will be higher than revenues for the quarter just ended and that ferrous scrap shipments could surpass the first quarter of 2010.

During the 2010 fourth quarter, ferrous scrap selling prices and related domestic steel mill demand decreased slightly while buy prices moderated. Scrap generation has been slow in the first quarter due to severe winter weather in the Northeastern U.S. The Company anticipates scrap intake will increase significantly as weather conditions improve. Non-ferrous volumes have remained firm in the first quarter while prices have risen modestly.

The reduced rate of scrap generation, combined with recovering U.S. production and demand for metals from the export market, could provide a favorable selling environment during the first half of the year.

Ferrous: The Company experienced a small selling price decline in the fourth quarter. Industry expectations are for ferrous pricing to rebound and continue to improve for the remainder of 2011. Domestic mills slowed their melting schedules in the fourth quarter but steel industry capacity utilization has since improved, reaching 75.3% by early March 2011. A pickup in demand from the export markets could continue to pressure the availability of scrap for domestic markets.

Non-Ferrous: Non-ferrous commodity prices were firm to rising in the fourth quarter. Volumes purchased and sold were slightly lower reflecting normal seasonal fluctuations. Early in 2011 demand for non-ferrous scrap, particularly aluminum and copper, remains strong and supplies are tight. The export markets continue to pressure available scrap. However, the continued unrest in the Middle East is resulting in increased price volatility.

Aluminum De-ox: The Company saw demand for de-ox moderate in the fourth quarter along with declines in steel production. Early in 2011, selling prices have been rising due to improved demand from aluminum product manufacturers and continued scarce scrap supply. Declines in steel industry capacity utilization in the fourth quarter are being reversed early in 2011 and support demand for steel scrap and for Metalico’s de-ox products.

PGM’s: Pricing for PGM’s during the fourth quarter was positively influenced by rising commodity prices and weakness in the U.S. dollar. Demand for precious metal from investors and improving auto production could help support prices.

Palladium continues to lead the PGM’s with anticipated depletion of inventories and growing utilization that could cause prices to rise further. Metalico increased shipments in the fourth quarter and took advantage of a good price environment. So far in 2011, pricing has been upward but erratic, and the supply of converters on the East Coast has been negatively impacted by bad weather. The Company expects buying volumes to improve with the arrival of milder weather.

Lead Fabricating: Metalico’s lead segment improved in the fourth quarter by penetrating new markets, adding value-added products and improving plant efficiency. The Company’s lead scrap purchase and refining program is generating increased yields and continues to help lower average costs and improve Metalico’s competitive position.

The Company expects to see some strength in the commercial construction markets in 2011, which could translate into increased plant utilization in its lead operations.

Metalico, Inc. is a holding company with operations in two principal business segments: ferrous and non-ferrous scrap metal recycling, and fabrication of lead-based products. The Company operates twenty-six recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabrication plants in Alabama, Illinois, and California. Metalico’s common stock is traded on NYSE Amex under the symbol MEA.

Metalico operates in a highly cyclical and volatile commodity metals universe made more difficult by uncertain economic conditions. The Company’s strategy involves diversification among various commodity metal groups, a focus on capacity utilization, internal growth and acquisitions, while taking a long-term view to achieve growth and above-average financial results.

When the Company uses the term “EBITDA,” the Company is referring to earnings before interest, stock-based compensation, income taxes, depreciation and amortization, other expense and income, equity in loss of unconsolidated investee, gain on acquisition, gain on debt extinguishment, financial instruments fair value adjustment and discontinued operations. EBITDA is considered non-GAAP financial information and a reconciliation of net income to EBITDA is included in the attached financial tables.

Forward-looking Statements

This news release, and in particular its “Outlook” section, contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as Metalico’s expectations with respect to its results of operations for the first quarter of 2011, commodity pricing, volumes, and trends. These statements may contain terms like “expect,” “anticipate,” “believe,” “appear,” “estimate” and other words that convey a similar meaning, or are statements that do not relate strictly to historical or current facts. Forward-looking statements include statements with respect to Metalico’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond Metalico’s control, and which may cause Metalico’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause such material difference are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. All statements other than statements of historical fact are statements that could be forward-looking statements. Metalico assumes no obligation to update the information contained in this news release.

Contact: Metalico, Inc.

Carlos E. Agüero
Michael J. Drury
info@metalico.com

186 North Avenue East
Cranford, NJ 07016
(908) 497-9610
FAX: (908) 497-1097
www.metalico.com

# # #

METALICO, INC.
SELECTED HISTORICAL FINANCIAL DATA
(UNAUDITED)
($ thousands, except per share data)

	Three	Three	Year	Year
	Months Ended	Months Ended	Ended	Ended
Selected Income Statement Data:	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenue	$137,643	$84,621	$553,253	$291,733

Costs and expenses:
Operating expenses	120,885	72,312	477,066	239,647
Selling, general & administrative expenses	6,543	6,708	26,482	25,994
Depreciation & amortization	3,642	3,472	13,728	13,240
Gain on insurance recovery	-	-	(513)	-
Gain on acquisition	-	(866)	-	(866)

	131,070	81,626	516,763	278,015

Operating income (loss)	6,573	2,995	36,490	13,718

Financial and other income (expense)
Interest expense	(2,300)	(2,999)	(9,837)	(15,315)
Accelerated amortization and other costs related to refinancing of senior debt	-	-	(3,046)	(542)
Financial instruments fair value adjustment	(1,718)	(614)	(496)	(2,035)
Equity in income (loss) of unconsolidated investee	30	(2,809)	28	(3,839)
Gain on debt extinguishment	-	-	101	8,072
Other (expense) income	(16)	(2,152)	10	(1,963)

	(4,004)	(8,574)	(13,240)	(15,622)

Income (loss) from continuing operations before provision for income taxes	2,569	(5,579)	23,250	(1,904)
Provision for federal and state income taxes	1,531	475	9,779	1,736

Income (loss) from continuing operations	1,038	(6,054)	13,471	(3,640)
Discontinued operations:
Income (loss) from operations	(1)	18	(9)	195

Net income (loss )	$1,037	$(6,036)	$13,462	$(3,445)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.02	$(0.13)	$0.29	$(0.08)
Discontinued operations (net)	-	-	-	-

Net income (loss)	$0.02	$(0.13)	$0.29	$(0.08)

Diluted weighted average common shares outstanding:	46,495,116	46,409,898	46,454,177	41,200,895

METALICO, INC.
SELECTED HISTORIAL FINANCIAL DATA (CONTINUED)
(UNAUDITED)
($ thousands)

	December 31,	December 31,
	2010	2009
Assets:

Current Assets	$143,705	$102,720
Property Plant & Equipment, net	70,215	75,253
Intangible and Other Assets	114,587	118,728

Total Assets	$328,507	$296,701

Liabilities & Stockholders’ Equity:

Current Liabilities	$34,194	$29,362
Debt & Other Long Term Liabilities	126,998	117,082

Total Liabilities	161,192	146,444
Stockholders’ Equity	167,315	150,257

Total Liabilities & Stockholders’ Equity	$328,507	$296,701

Non-GAAP Financial Information

Reconciliation of Non-GAAP EBITDA and Net Income

When the Company uses the term “EBITDA,” the Company is referring to earnings before interest, stock-based compensation, income taxes, depreciation and amortization, other expense (income), equity in loss of unconsolidated investee, gain on acquisition, gain on debt extinguishment, financial instruments fair value adjustment and discontinued operations. The Company presents EBITDA because it considers it an important supplemental measure of the Company’s performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Metalico’s industry. The Company also uses EBITDA to determine its compliance with some of the covenants under its credit facility. EBITDA is not a recognized term under generally accepted accounting principles in the United States (“GAAP”), and has limitations as an analytical tool. You should not consider it in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with GAAP. Other companies in the Company’s industry may calculate EBITDA differently from how the Company does, limiting its usefulness as a comparative measure. EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business. The following table reconciles EBITDA to net income:

	Three Months Ended	Three Months Ended	Year	Year
	December 31, 2010	December 31,	Ended	Ended
			December 31,	December 31,
		2009
			2010	2009
	(UNAUDITED)
	($ thousands)
EBITDA	$10,926	$6,268	$53,013	$28,581
Less:
Interest expense	2,300	2,999	12,883	15,857
Stock based compensation	711	667	2,795	2,489
Provision for federal and state income taxes	1,531	475	9,779	1,736
Other expense (income)	16	2,152	(10)	1,963
Equity in loss of unconsolidated investee	(30)	2,809	(28)	3,839
Gain on acquisition	-	(866)	-	(866)
Gain on debt extinguishment	-	-	(101)	(8,072)
Depreciation and amortization	3,642	3,472	13,728	13,240
Financial instruments fair value adjustment	1,718	614	496	2,035
Discontinued operations, net	1	(18)	9	(195)

Net income (loss)	$1,037	$(6,036)	$13,462	$(3,445)

The Company disclosed segment operating income excluding corporate overhead charges for the years ended December 31, 2010 and 2009. Set forth below is the reconciliation from segment operating income, excluding corporate overhead, to segment operating income as reported:

Segment Reporting
($ in thousands)
Year Ended December 31, 2010

		Scrap Metal		Corporate
	Consolidated	Recycling	Lead Fabrication	And Other
Operating income before Corporate overhead	$36,490	$42,000	$2,078	($7,588)
less: Corporate overhead	-	(6,424)	(968)	7,392

Segment operating income	$36,490	$35,576	$1,110	($196)

Year Ended December 31, 2009

		Scrap Metal		Corporate
	Consolidated	Recycling	Lead Fabrication	And Other
Operating income before Corporate overhead	$13,718	$18,546	$3,601	($8,429)
less: Corporate overhead	-	(5,694)	(888)	6,582

Segment operating income	$13,718	$12,852	$2,713	($1,847)

Quarter Ended December 31, 2010

		Scrap Metal		Corporate
	Consolidated	Recycling	Lead Fabrication	And Other
Operating income before Corporate overhead	$6,573	$5,710	$430	$ 433
less: Corporate overhead	-	2,154	324	(2,478)

Segment operating income	$6,573	$7,864	$754	2,045

Quarter Ended December 31, 2009

		Scrap Metal		Corporate
	Consolidated	Recycling	Lead Fabrication	And Other
Operating income before Corporate overhead	$2,994	$3,910	$ 485	($1,401)
less: Corporate overhead	-	(876)	(132)	1,008

Segment operating income	$2,994	$3,034	$ 353	($393)